November 2025

Pricing Supplement No. 12,193

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 26, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the common stock of NVIDIA Corporation, the common stock of Amazon.com, Inc., the class A subordinate voting shares of Shopify Inc. and the common stock of Microsoft Corporation (each referred to as an “underlying stock”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a monthly basis until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the calculation day for that month is greater than or equal to its coupon threshold price. If the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant month. However, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid). If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each underlying stock is equal to 40% of its starting price. The contingent coupon rate is 11.00% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the stock closing price of each underlying stock on any of the calculation days (other than the final calculation day) is greater than or equal to its respective call threshold price for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. No further payments will be made on the securities once they have been called. The call threshold price for each underlying is equal to 100% of its starting price.

￭Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the ending price of each underlying stock is greater than or equal to its respective downside threshold price. If the ending price of any underlying stock is less than its respective downside threshold price, investors will be fully exposed to the decline in the lowest performing underlying stock on a 1-to-1 basis and will receive a maturity payment amount that is less than 40% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭Because all payments on the securities are based on the lowest performing underlying stock, a decline beyond the respective coupon threshold price or respective downside threshold price of any underlying stock will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if one or more of the other underlying stocks have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of four underlying stocks and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of any underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the securities is $942.40 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 5.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$2,331,000	$54,195.75	$2,276,804.25

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023                                      Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 30, 2028, subject to postponement if the final calculation day is postponed
Underlying stocks:

The common stock of NVIDIA Corporation (the “NVDA Stock”), the common stock of Amazon.com, Inc. (the “AMZN Stock”), the class A subordinate voting shares of Shopify Inc. (the “SHOP Stock”) and the common stock of Microsoft Corporation (the “MSFT Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Contingent coupon payment (with memory feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price.

Each “contingent coupon payment”, if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

If the stock closing price of the lowest performing underlying stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price of the lowest performing underlying stock on a calculation day is less than its coupon threshold price and the stock closing price of the lowest performing underlying stock on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days.

If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on all monthly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day.*
Contingent coupon rate:	The “contingent coupon rate” is 11.00% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in May 2026, the stock closing price of each underlying stock is greater than or equal to its respective call threshold price, the securities will be automatically called on the related call settlement date for a cash payment per security equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

The securities will not be automatically called on any call settlement date if the stock closing price of any underlying stock is less than its respective call threshold price on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its respective starting price. You will not participate in any appreciation of any underlying stock.

Calculation days:	Monthly, on the 26th of each month, commencing in December 2025 and ending on the final calculation day. We also refer to the November 2028 calculation day as the “final calculation day.”**
Call settlement date:	Three business days after the applicable calculation day.**
Maturity payment amount:	If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final

November 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

contingent coupon payment due at maturity and any previously unpaid contingent coupon payments, if payable). The “maturity payment amount” per security will equal:

●if the ending price of each underlying stock is greater than or equal to its respective downside threshold price:

$1,000; or

●if the ending price of any underlying stock is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying stock on the final calculation day

If the securities are not automatically called prior to maturity and the ending price of the lowest performing underlying stock is less than its downside threshold price, you will receive significantly less than the face amount of your securities and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Under these circumstances, you will lose more than 60%, and possibly all, of your investment.

Lowest performing underlying stock:	On any calculation day, the underlying stock with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying stock, on any calculation day, the stock closing price on such calculation day divided by the starting price (expressed as a percentage)
Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Starting price:

With respect to the common stock of NVIDIA Corporation: $180.26, its stock closing price on the pricing date.

With respect to the common stock of Amazon.com, Inc.: $229.16, its stock closing price on the pricing date.

With respect to the class A subordinate voting shares of Shopify Inc.: $159.34, its stock closing price on the pricing date.

With respect to the common stock of Microsoft Corporation: $485.50, its stock closing price on the pricing date.

Call threshold price:

With respect to the common stock of NVIDIA Corporation: $180.26, which is equal to 100% of its starting price.

With respect to the common stock of Amazon.com, Inc.: $229.16, which is equal to 100% of its starting price.

With respect to the class A subordinate voting shares of Shopify Inc.: $159.34, which is equal to 100% of its starting price.

With respect to the common stock of Microsoft Corporation: $485.50, which is equal to 100% of its starting price.

Coupon threshold price:

With respect to the common stock of NVIDIA Corporation: $72.104, which is equal to 40% of its starting price.

With respect to the common stock of Amazon.com, Inc.: $91.664, which is equal to 40% of its starting price.

With respect to the class A subordinate voting shares of Shopify Inc.: $63.736, which is equal to 40% of its starting price.

With respect to the common stock of Microsoft Corporation: $194.20, which is equal to 40% of its starting price.

Downside threshold price:

With respect to the common stock of NVIDIA Corporation: $72.104, which is equal to 40% of its starting price.

With respect to the common stock of Amazon.com, Inc.: $91.664, which is equal to 40% of its starting price.

With respect to the class A subordinate voting shares of Shopify Inc.: $63.736, which is equal to 40% of its starting price.

November 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

With respect to the common stock of Microsoft Corporation: $194.20, which is equal to 40% of its starting price.
Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	November 26, 2025
Original issue date:	December 2, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61779TVC8 / US61779TVC88
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

November 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $942.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the call threshold prices, the coupon threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028 (the “securities”) may be appropriate for investors who:

￭seek an investment with contingent coupon payments at a rate of 11.00% per annum until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the applicable monthly calculation day is greater than or equal to its coupon threshold price;

￭understand that if the stock closing price of any underlying stock on the final calculation day has declined by more than 60% from its starting price, they will be fully exposed to the decline in the lowest performing underlying stock from its starting price and will lose more than 60%, and possibly all, of the face amount of their securities at maturity;

￭are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭understand and are willing to accept the full downside risks of each underlying stock;

￭are willing to forgo participation in any appreciation of any underlying stock, fixed interest payments on the securities and dividends on the underlying stocks; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that the stock closing price of any underlying stock may decline by more than 60% from its starting price to its ending price, in which case they will lose a significant portion or all of their investment;

￭seek current income;

￭are unwilling to accept the risk of exposure to each of the underlying stocks;

￭seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭seek exposure to the upside performance of any or each underlying stock;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “NVIDIA Corporation Overview,” “Amazon.com, Inc. Overview,” “Shopify Inc. Overview” and “Microsoft Corporation Overview” below.

November 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each monthly contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing underlying stock on the related monthly calculation day.

Step 1: Determine which underlying stock is the lowest performing underlying stock on the relevant calculation day. The lowest performing underlying stock on any calculation day is the underlying stock with the lowest performance factor on that calculation day. The performance factor of an underlying stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing underlying stock on the relevant calculation day, as follows:

Beginning after six months, if the stock closing price of each underlying stock on a calculation day is greater than or equal to its respective call threshold price, the securities will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying stock is the lowest performing underlying stock on the final calculation day. The lowest performing underlying stock on the final calculation day is the underlying stock with the lowest performance factor on the final calculation day. The performance factor of an underlying stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing underlying stock, as follows:

November 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

November 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities for a range of hypothetical performances of the lowest performing underlying from its respective starting price to its respective closing price on the final calculation day. The hypothetical payout profile excludes any hypothetical contingent coupon payments.

The lowest performing underlying
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000
Face amount
60%
contingent
downside
protection
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage change from the starting price to the ending price of the lowest performing underlying on the final calculation day

November 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid (and whether any previously unpaid contingent coupon payments will be paid) with respect to a calculation day and how to calculate the maturity payment amount, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the stock closing price of each underlying stock on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the ending price of each underlying stock on the final calculation day. The actual starting price, coupon threshold price and downside threshold price for each underlying stock are set forth under “Final Terms” above. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price.

If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 11.00% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect the contingent monthly coupon rate of 11.00% (corresponding to $9.167 per month per security**).

If the stock closing price of the lowest performing underlying stock on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

It is possible that the stock closing price of the lowest performing underlying stock will be less than its coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments.

Hypothetical starting price:	With respect to the NVDA Stock: $100.00
With respect to the AMZN Stock: $100.00
With respect to the SHOP Stock: $100.00
With respect to the MSFT Stock: $100.00

Hypothetical coupon threshold price:	With respect to the NVDA Stock: $40.00, which is 40% of its hypothetical starting price
With respect to the AMZN Stock: $40.00, which is 40% of its hypothetical starting price
With respect to the SHOP Stock: $40.00, which is 40% of its hypothetical starting price
With respect to the MSFT Stock: $40.00, which is 40% of its hypothetical starting price

Hypothetical downside threshold price:	With respect to the NVDA Stock: $40.00, which is 40% of its hypothetical starting price
With respect to the AMZN Stock: $40.00, which is 40% of its hypothetical starting price
With respect to the SHOP Stock: $40.00, which is 40% of its hypothetical starting price
With respect to the MSFT Stock: $40.00, which is 40% of its hypothetical starting price

* The hypothetical starting price of $100.00 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices, coupon threshold prices and downside threshold prices are set forth under “Final Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $9.167 is used in these examples for ease of analysis.

How to determine whether a contingent coupon payment is payable with respect to a calculation day:

November 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Date	NVDA Stock Closing Price	AMZN Stock Closing Price	SHOP Stock Closing Price	MSFT Stock Closing Price	Contingent Coupon Payment (per Security)
Hypothetical Calculation Day 1	$102.50 (at or above the coupon threshold price)	$78.00 (at or above the coupon threshold price)	$110.50 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$9.167
Hypothetical Calculation Day 2	$30.50 (below the coupon threshold price)	$77.50 (at or above the coupon threshold price)	$76.00 (at or above the coupon threshold price)	$72.50 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 3	$72.50 (at or above the coupon threshold price)	$87.50 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$77.00 (at or above the coupon threshold price)	$9.167 × 2 = $18.334
Hypothetical Calculation Day 4	$35.00 (below the coupon threshold price)	$20.00 (below the coupon threshold price)	$32.50 (below the coupon threshold price)	$20.00 (below the coupon threshold price)	$0

On hypothetical calculation day 1, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, a contingent coupon payment of $9.167 is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 2, three underlying stocks close at or above the respective coupon threshold prices, but the other underlying stock closes below its respective coupon threshold price. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 3, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, investors receive the contingent coupon payment with respect to the third calculation day as well as the previously unpaid contingent coupon payment with respect to the second calculation day.

On hypothetical calculation day 4, the stock closing price of each underlying stock is below its respective coupon threshold price, and, accordingly no contingent coupon payment is paid on the relevant coupon payment date.

If the stock closing price of any underlying stock is less than its respective coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities.

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the stock closing price of each underlying stock is greater than or equal to its respective call threshold price on any calculation day, the securities will be automatically called for a cash payment per security equal to the face amount plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

The examples below illustrate how to calculate the maturity payment amount if the securities have not been automatically redeemed prior to maturity.

	NVDA Stock Ending Price	AMZN Stock Ending Price	SHOP Stock Ending Price	MSFT Stock Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150.00 (at or above the downside threshold price)	$125.00 (at or above the downside threshold price)	$135.00 (at or above the downside threshold price)	$114.75 (at or above the downside threshold price)	$1,000 plus the contingent coupon payment with respect to the final calculation day and any previously unpaid contingent coupon payments from the prior calculation days
Example 2:	$90.00 (at or above the downside	$80.00 (at or above the downside	$70.00 (at or above the downside	$35.00 (below the downside	$1,000 × ($35.00 / $100.00) = $350.00

November 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

	threshold price)	threshold price)	threshold price)	threshold price)
Example 3:	$75.00 (at or above the downside threshold price)	$75.50 (at or above the downside threshold price)	$30.00 (below the downside threshold price)	$80.00 (at or above the downside threshold price)	$1,000 × ($30.00 / $100.00) = $300.00
Example 4:	$38.00 (below the downside threshold price)	$35.00 (below the downside threshold price)	$30.00 (below the downside threshold price)	$32.00 (below the downside threshold price)	$1,000 × ($30.00 / $100.00) = $300.00
Example 5:	$20.00 (below the downside threshold price)	$35.00 (below the downside threshold price)	$25.00 (below the downside threshold price)	$30.00 (below the downside threshold price)	$1,000 × ($20.00 / $100.00) = $200.00

In example 1, the ending price of each underlying stock is at or above its respective downside threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities plus the contingent coupon payment with respect to the final calculation day and any previously unpaid contingent coupon payments from the prior calculation days. Investors do not participate in any appreciation of any underlying stock.

In examples 2 and 3, the ending prices of three underlying stocks are above their respective downside threshold prices, but the ending price of the other underlying stock is below its downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity.

In examples 4 and 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In example 4, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying stock. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the SHOP Stock, which is the lowest performing underlying stock in this example. In example 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying stock. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the NVDA Stock, which is the lowest performing underlying stock in this example.

If the ending price of any underlying stock is below its respective downside threshold price, investors will be exposed to the downside performance of the lowest performing underlying stock at maturity, and the maturity payment amount will be less than 40% of the face amount per security and could be zero.

November 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying is less than its respective downside threshold price of 40% of the starting price, you will be exposed to the decline in the price of the lowest performing underlying stock, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In this case, you will lose more than 60%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the stock closing price of the lowest performing underlying stock is greater than or equal to its coupon threshold price on the related calculation day. If the stock closing price of any underlying stock is less than its respective coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. However, if the contingent coupon payment is not paid on any contingent coupon payment date because the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on the related contingent coupon payment date, such unpaid contingent coupon payment will be paid on a later contingent coupon payment date but only if the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price. Therefore, you will not receive payment for such unpaid contingent coupon payments if the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on each subsequent calculation day. If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities. It is possible that the stock closing price of any underlying stock will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the stock closing price of each underlying stock on only the related monthly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the stock closing price of each underlying stock on the relevant monthly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying stock on the monthly calculation days, if the stock closing price of any underlying stock on any calculation day is below the coupon threshold price for such underlying stock, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying stock was at or above its coupon threshold price on other days during that interest period, and even if the stock closing prices of the other underlying stocks are greater than or equal to the respective coupon threshold prices.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the starting price for such underlying stock, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the stock closing price of each underlying stock is greater than or equal to its respective coupon threshold price, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price, call threshold price, coupon threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

November 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

owhether the stock closing price of any underlying stock has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying stock has closed near or below its respective coupon threshold price and downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying stock based on its historical performance. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying stocks may decrease and be below the respective coupon threshold price(s) on each calculation day so that you will receive no return on your investment, and one or more of the underlying stocks may close below the respective downside threshold price(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the stock closing price of each underlying stock will be at or above its respective coupon threshold price on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “NVIDIA Corporation Overview,” “Amazon.com, Inc. Overview,” “Shopify Inc. Overview” and “Microsoft Corporation Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to

November 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the call threshold prices, the coupon threshold prices, the downside threshold prices and the ending prices, and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in

November 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the price at or above which such underlying stock must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlying stocks), (ii) the price at or above which such underlying stock must close on each calculation day in order for you to earn a contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlying stocks) and (iii) the price at or above which such underlying stock must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

November 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭You are exposed to the price risk of each underlying stock, with respect to both the contingent coupon payments, if any, and the maturity payment amount, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent coupon payments, each underlying stock must close at or above its respective coupon threshold price on the applicable calculation day. In addition, if the securities have not been called and any underlying stock has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 40% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭No affiliation with NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation. NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation in connection with this offering.

￭We may engage in business with or involving NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation without regard to your interests and thus may acquire non-public information about NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to NVIDIA Corporation, Amazon.com, Inc., Shopify Inc. or Microsoft Corporation which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to

November 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its coupon threshold price (resulting in no contingent coupon payment being paid with respect to such date) or the ending price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

November 2025 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2020 through November 26, 2025. The closing price of the NVDA Stock on November 26, 2025 was $180.26. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation days.

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2020 to November 26, 2025

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

November 2025 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AMZN Stock for the period from January 1, 2020 through November 26, 2025. The closing price of the AMZN Stock on November 26, 2025 was $229.16. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMZN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AMZN Stock at any time, including on the calculation days.

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 1, 2020 to November 26, 2025

This document relates only to the securities referenced hereby and does not relate to the AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding the AMZN Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMZN Stock (and therefore the price of the AMZN Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMZN Stock.

November 2025 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Shopify Inc. Overview

Shopify Inc. based in Ottawa, Ontario, Canada, is a global commerce company, providing tools to start, grow, market and manage a retail business of any size. The SHOP Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Shopify Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37400 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Shopify Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SHOP Stock is accurate or complete.

The following graph sets forth the daily closing prices of the SHOP Stock for the period from January 1, 2020 through November 26, 2025. The closing price of the SHOP Stock on November 26, 2025 was $159.34. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the SHOP Stock may have been adjusted for stock splits and other corporate events. The historical performance of the SHOP Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the SHOP Stock at any time, including on the calculation days.

Class A Subordinate Voting Shares of Shopify Inc. – Daily Closing Prices January 1, 2020 to November 26, 2025

This document relates only to the securities referenced hereby and does not relate to the SHOP Stock or other securities of Shopify Inc. We have derived all disclosures contained in this document regarding the SHOP Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Shopify Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Shopify Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SHOP Stock (and therefore the price of the SHOP Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Shopify Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the SHOP Stock.

November 2025 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

The following graph sets forth the daily closing prices of the MSFT Stock for the period from January 1, 2020 through November 26, 2025. The closing price of the MSFT Stock on November 26, 2025 was $485.50. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the MSFT Stock at any time, including on the calculation days.

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2020 to November 26, 2025

This document relates only to the securities referenced hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation We have derived all disclosures contained in this document regarding the MSFT Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

November 2025 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

Tax Consequences to U.S. Holders

Assuming the treatment of the securities as set forth above is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

As discussed under “United States Federal Taxation— Possible Alternative Tax Treatments of an Investment in the Securities” in the accompanying product supplement for principal at risk securities, alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities.

Tax Consequences to Non-U.S. Holders

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to

November 2025 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

November 2025 Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc., the Class A Subordinate Voting Shares of Shopify Inc. and the Common Stock of Microsoft Corporation due November 30, 2028

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

November 2025 Page 25